Exhibit 99.1

Aris Water Announces Seven-Year Extension of Water Gathering and Disposal Agreement with ConocoPhillips and Provides Operational Update

HOUSTON, Texas, July 30, 2025 - Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”) today announced the extension of its Water Gathering and Disposal Agreement (the “Agreement”) with ConocoPhillips, extending the primary term of the Agreement from May 31, 2033, to May 31, 2040. The Agreement’s terms will otherwise remain unchanged as the parties extend their successful operational relationship. This extension further aligns the interests of both parties and complements their recently executed long-term water supply contract. Aris will continue to provide long-term full-cycle water infrastructure services to ConocoPhillips, including recycled water supply, produced water transportation and produced water handling operations in the Northern Delaware Basin.

“ConocoPhillips is one of our most important customers and long-term partners, and Aris has consistently demonstrated its ability to deliver reliable, full-cycle water infrastructure solutions. This extension represents a significant milestone for Aris—lengthening the acreage-weighted remaining term of our produced water contracts from approximately six years to over ten years,” said Amanda Brock, President and CEO of Aris Water Solutions. “This extension also provides Aris with substantial long-term revenue visibility, supported by ConocoPhillips’ highly economic, multi-decade remaining inventory.”

Aris continues to see strong activity levels from dedicated customers and associated produced water volume growth. For the second quarter of 2025, Aris expects to report Adjusted EBITDA at the high end of its guidance range. Aris is also reaffirming its full-year financial outlook, underpinned by the activity of its long-term customers in premier acreage. Aris will host a conference call to discuss its second quarter 2025 results on Tuesday, August 12, 2025, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Aris will issue its second quarter 2025 earnings release after market close on August 11, 2025.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook, business strategy, our future revenue, our ability to perform under, and benefit from, our contracts with ConocoPhillips, our expected results for the second quarter of 2025 and our full-year guidance for 2025, as well as other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “expect,” “will,” “intend,” “believe,” “may” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements. Risks and uncertainties include, but are not limited to, those detailed in Aris’ most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Information

Aris uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. Although this non-GAAP financial measure is an important factor in assessing Aris’ operating results, it should not be considered in isolation or as a substitute for net income or any other measure prepared under GAAP.

Aris calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt extinguishment; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as litigation expenses, severance costs and amortization expense related to the implementation costs of our new enterprise resource planning system), less any gains on the sale of assets.

Aris believes that Adjusted EBITDA is used by investors and professional research analysts to assess the ability of our assets to generate sufficient cash to meet our business needs and return capital to equity holders, as well as for the valuation, comparison, rating and investment recommendations of companies within our industry. Similarly, Aris’ management uses this information for comparative purposes as well. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as alternatives to net income (loss). Additionally, Adjusted EBITDA as defined by Aris may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

David Tuerff

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@ariswater.com